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                                                                   Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 2002 relating to the 2001 financial statements of MicroIslet, Inc., which appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Levitz, Zacks & Ciceric

LEVITZ, ZACKS & CICERIC
CERTIFIED PUBLIC ACCOUNTANTS
San Diego, California
September 22, 2003